ATS Corporation Schedules Second Quarter 2010 Financial Results Conference Call on August 3, 2010 and Announces Presentation at Jefferies 6th Annual Global Industrial and A&D Conference on August 11, 2010

MCLEAN, VA — (PRNEWSWIRE) – July 21, 2010 — ATS Corporation ("ATSC") (NYSE AMEX:  ATSC) will report earnings results for the second quarter ending June 30, 2010 after the market closes on Tuesday, August 3, 2010.  ATSC management will host a conference call at 5:00 PM ET on August 3, 2010 to discuss the results.

The dial-in number for the live teleconference for participants based in the U.S. and Canada is 866-837-9781, conference ID # 1472387. For international participants, please call into 011-800-4040-2020 and use the same conference ID #.  A recorded replay of the teleconference will also be available on the Company website (www.atsc.com) for one year from the conference call date.

ATSC also announced today that its President and Chief Executive Officer, Dr. Edward H. Bersoff, its Executive Vice President and Chief Operating Officer, Sidney E. Fuchs and its Executive Vice President and Chief Financial Officer, Pamela A. Little, will present at the Jefferies 6th Annual Global Industrial and A&D Conference in New York, NY.  ATSC’s presentation is scheduled for Wednesday, August 11 at 8:00 AM.

About ATS Corporation

ATSC is a leading provider of software and systems development, systems integration, infrastructure management and outsourcing, information sharing and consulting to the Department of Defense, Federal civilian agencies, public safety and national security customers, as well as commercial enterprises.  Headquartered in McLean, Virginia, the Company has more than 600 employees at 10 locations across the country.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2010. In addition, the forward-looking statements included in this press release represent our views as of July 21, 2010. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to July 21, 2010.

Additional information about ATSC may be found at www.atsc.com.

Company Contact:
Joann O’Connell
Vice President, Investor Relations
ATS Corporation
(571) 766-2400

Media Contact:
Penny Parker
Corporate Communications Manager
ATS Corporation
(571) 766-2400